UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2025 (May 28, 2025)

Marky Corp.
(Exact name of registrant as specified in its charter)

000-56668	Wyoming	32-0689703
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

San Sebastian 309, Martinica León, Guanajuato, Mexico	37500
(Address of Principal Executive Offices)	(Zip Code)

860-973-0746

(Registrant’s telephone number, including area code)

______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On Mayy 28, 2025, Marky Corp., a Wyoming corporation (the “Company”), entered into a Strategic Cooperation Agreement (the “Agreement”) with Shenzhen Wanhongxin Trading Co., Ltd. (“SWT”) Under the Agreement, the Company and SWT will seek to leverage generative artificial intelligence to create innovative tools capable of generating or modifying content such as images and text. The Agreement combines the Company’s hardware support with SWT’s technical expertise and development capabilities to jointly research, design, and develop generative AI software.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 30, 2025, the Company issued a press release announcing the signing of the Agreement with SWT.

The foregoing description of the Company’s press release is qualified in its entirety by the full text thereof, which is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1 99.1 104	Strategic Cooperation Agreement between the Company and Shenzhen Wanhongxin Trading Co., Ltd.

Press Release dated May 30, 2025

Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2025	By:	/s/ Chung Ling Cheong Dicky
Chung Ling Cheong Dicky
Chief Executive Officer